                                                                 EXHIBIT 10.43


                   AGREEMENT FOR ISSUANCE AND SALE OF STOCK


This Agreement made as of April 28, 1998, by and between Superior Consultant Holdings Corporation, a Delaware corporation ("the Buyer) and Empower Health Corporation, a Texas corporation ("Empower").

                                   RECITALS

     A. Empower desires to secure additional working capital by issuing the Shares and selling the same to the Buyer.

     B. Buyer desires to purchase the Shares upon issuance by Empower upon the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the mutual agreements, covenants and provisions herein contained, the parties agree as follows:


                                  ARTICLE ONE
                                  DEFINITIONS
                                  -----------

     As used herein, the following capitalized terms shall have the following meanings:

     1.1  "1933 ACT" means the Securities Act of 1933, as amended.

     1.2  "AGREEMENT" means this Agreement for Issuance and Sale of Stock.

     1.3 "AFFILIATE" of a person means a person who controls, is controlled by, or is under common control with such person. For purposes of this definition, "control" means the ability to control the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise.

     1.4 "BALANCE SHEET" means the reviewed balance sheet of Empower as at December 31, 1997, including the notes thereto, if any.

     1.5 "BENEFIT PLANS" means all "employee benefit plans," within the meaning of Section 3(3) of ERISA (other than any plan which is exempt from Title I of ERISA), for the employees or former employees of Empower or their dependents, survivors or beneficiaries, (a) which are currently maintained by Empower, (b) which were previously maintained by Empower within the six (6) year period preceding the Closing Date or (c) in which Empower is or was, within such six year period, a participating employer.

     1.6 "BUYER" means Superior Consultant Holdings Corporation, a Delaware corporation.

     1.7 "CLOSING" means the consummation of the purchase and sale of the Shares pursuant to this Agreement.

     1.8 "CLOSING DATE", means April 28, 1998, or such other date as may be mutually agreed upon by the Buyer and Empower.

     1.9 "COMMON STOCK" means the general class of common stock, par value $.01 per share authorized under Empower's Articles of Incorporation.

     1.10 "CONSULTING AGREEMENT" means a five year Services Partner Agreement between Empower and the Buyer, in the form attached hereto as Exhibit 1.10.

     1.11 "CONTINGENT PAYMENT" means the payment of One Million Five Hundred Thousand ($1,500,000.00) Dollars representing a portion of the Purchase Price, payment of which is contingent upon the satisfaction of the conditions set forth in Section 2.2(b).

     1.12 "EVALUATION MATERIAL" means all documents and records obtained by the Buyer from Empower or its agents or representatives under Section 6.4 of this Agreement.

     1.13 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended (29 U.S.C. (S) 1001 et seq.)
                            ------

     1.14 "FAIR MARKET VALUE PER SHARE" means the value of Empower shares as of the last day of the calendar month preceding any notice of the need to determine such value given by either Party ("Notice of the Need to Determine FMV Per Share"). Empower and the Buyer shall use reasonable efforts to agree on Fair Market Value Per Share within five days after the Notice of the Need to Determine FMV Per Share. If such value cannot be agreed by both parties, they shall use reasonable efforts to jointly select and engage a national investment banking firm ("Qualified Appraiser") to determine such value. If Empower and the Buyer fail to appoint a Qualified Appraiser ten days after a Notice of the Need to Determine FMV Per Share, each party shall appoint a Qualified Appraiser and together such appraisers shall appoint a third Qualified Appraiser who will determine the value of Empower shares on the given date. The Qualified Appraiser shall be instructed to determine the Fair Market Value Per Share based on a weighted analysis, including a possible zero weighting, of (a) discounted cash flow of Empower and (b) equity values of comparable companies, assigning weights to each method of valuation as are reasonable in the circumstances. Empower and the Buyer shall share equally all costs, including legal costs, associated with the appraisal process described in this paragraph 1.14.

     1.15 "FULLY DILUTED BASIS" means that for purposes of determining the number of Empower equity or voting securities (as the case may be) outstanding as of any date, there shall be deemed to be outstanding, in addition to all such securities which have been issued and remain outstanding on that date, all of the following which are outstanding on, have been declared as of or otherwise exist on or as of the Closing Date: (i) options, warrants or other rights to acquire Empower equity or voting securities; (ii) securities or other instruments convertible into equity or voting securities of Empower; (iii) securities issuable with respect to any dividend payable in shares of Empower equity or voting securities; and (iv) any other shares of equity or voting securities which Empower has made any commitment to issue, sell or distribute.

     1.16 "GAAP" means generally accepted accounting principles in the United States consistently applied and consistent with Empower's historical accounting policies and procedures.

     1.17 "INTELLECTUAL PROPERTY" means discoveries, trade secrets, processes, formulae, know-how, patents, patent rights, patent applications, patent licenses, copyrights copyright registrations, copyright registration applications, software licenses, trade secrets, ,trademarks, trade dress, service marks, trademark registrations, trademark registration applications or trade names, in each case which are used in Empower's business, and all licenses and other agreements to which Empower is a party (as licensor or licensee) or by which Empower is bound relating to any of the foregoing kinds of property or rights.

     1.18 "INITIAL PAYMENT" means Four Million Five Hundred Thousand ($4,500,000) Dollars.

     1.19 "KNOWLEDGE" or "to the knowledge" of any person, or words of similar import, mean the actual knowledge of such person subject to the duty to make due inquiry of employees and other officers or directors of Empower who would reasonably be expected to know the matters within the scope of the representation or warranty in question.

     1.20 "MATERIAL ADVERSE EFFECT" means a material adverse effect (a) on the business, assets or financial condition of Empower or (b) on the ability of Empower to carry on its business as it is being conducted.

     1.21 "OPTION AND PUT AGREEMENT" means the Option and Put Agreement attached hereto as Exhibit 1.21

     1.22 "PERMITS" means all governmental or other licenses, permits certificates, approvals, authorizations and orders material to the ability of Empower to carry on its business as it is presently being conducted, other than those relating to the Benefit Plans.

     1.23 "EMPOWER" means Empower Health Corporation, a Texas corporation.

     1.24 "PREFERRED STOCK" means Empower's Series B Convertible Preferred Stock, par value $.01 per share.

     1.25 "PREVIOUSLY OWNED PROPERTY" means all real estate relating to or used in the operation of Empower's business owned or leased by Empower at any time prior to the Closing Date, including but not limited to any facilities formerly operated by Empower.

     1.26 "PURCHASE PRICE" means the amount to be paid by the Buyer to Empower as consideration for the sale and issuance of the Shares, consisting of the following:

       (a) the Initial Payment; plus

       (b) the Contingent Payment, to the extent the conditions set forth in Sections 2.2(b) are satisfied.

     1.27 "REAL PROPERTY" means all real estate relating to or used in the operation of Empower's business owned or leased by Empower on the Closing Date.

     1.28 "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement attached hereto as Exhibit 1.28.

     1.29 "REPRESENTATIONS AND WARRANTIES" means the representations and warranties of Empower or the Buyer, as applicable, contained in this Agreement, including but not limited to the information contained in any certificate or schedule delivered pursuant to this Agreement.

     1.30 "SHARES" means 513,413 shares of Empower's duly authorized Preferred Stock.

     1.31 "TASK ORDER" means a task order given by Empower to the Buyer pursuant to the Consulting Agreement, in form and substance satisfactory to the Buyer, irrevocably committing Empower to utilize the services of the Buyer yielding service revenues to Buyer of $750,000

                                  ARTICLE TWO
                          PURCHASE AND SALE OF SHARES
                          ---------------------------

     2.1 PURCHASE OF SHARES. Subject to the terms and conditions herein contained, including the conditions set forth in Section 7.2 hereof, Empower agrees to issue and sell to the Buyer, and the Buyer agrees to purchase from Empower, on the Closing Date, the Shares, free and clear of any lien, encumbrance, equity or adverse claim.

     2.2 PURCHASE PRICE. As consideration for the issuance and sale of the Shares, the Buyer shall pay the Purchase Price to Empower as follows:

       (a) At the Closing, the Buyer shall pay in immediately available funds the Initial Payment.

       (b) At such time following the Closing Date as Empower shall sign and deliver a Task Order, the Buyer shall become obligated to deliver the Contingent Payment to Empower. The parties specifically acknowledge and agree that if no Task Order is executed and delivered by Empower within the six-month period following the Closing Date, no Contingent Payment shall be owed to Empower and the Initial Payment shall constitute the full and final Purchase Price. In no event will the Buyer be obligated to deliver Contingent Payments in an mount of more than $1,500,000 in the aggregate to Empower under this Agreement.

     2.3. RIGHTS OF THE BUYER. In connection with the purchase of the Shares, the Buyer shall have the following rights:

       (a) The Shares, when they are finally delivered in whole, shall be convertible into a number of shares of Common Stock representing nineteen (19%) percent of the aggregate equity interest in Empower outstanding on a Fully Diluted Basis as of the Closing Date.

       (b) The Buyer shall have and is hereby granted an option to purchase, exercisable if and only if Empower does not utilize the services of the Buyer to the extent necessary to cause aggregate billings by the Buyer to Empower or its customers or affiliates of not less than Three Million ($3,000,000) Dollars within the twelve (12) month period commencing on the Closing Date, as contemplated by the Consulting Agreement, to acquire 13,511 additional Shares for each $50,000 or portion thereof by which actual aggregate billings for that period are less than $3,000,000. The exercise price per share upon exercise of the option shall be equal to the par value per share of the Preferred Stock. The option granted herein may be exercised at any time following the first anniversary of the Closing Date and ending one year thereafter. The option granted herein maybe exercised and the sale and purchase of shares shall be completed, in the same manner as specified in the Option and Put Agreement with respect to the Purchase Option (as therein defined).

       (c) On the Closing Date and thereafter the following shall apply:

          (i) The Buyer shall be entitled to elect or have elected, to Empower's Board of Directors, one nominee designated by the Buyer for each four directors sitting on the Board who are not nominees of the Buyer. On the Closing Date and thereafter, the Buyer further shall be entitled and to appoint or have appointed, to Empower's Advisory Council, one nominee designated by the Buyer.

          (ii) If, pursuant to the exercise of the Purchase Option (as defined in the Option and Put Agreement), the Buyer acquires additional Empower securities constituting at least an additional 10% of the outstanding equity interest in Empower, the Buyer shall be entitled to elect or have elected one nominee to Empower's Board of Directors in addition to the number which the Buyer is otherwise entitled to have elected pursuant to Section 2.3(c)(i).

          (iii) If the put option set forth in the Option and Put Agreement is exercised by the Buyer to require Empower to purchase the Shares and Empower fails (whether due to statutory restrictions or otherwise) to complete the purchase of the Shares in accordance with the terms thereof within thirty days after delivery of notice of exercise, the Buyer shall be entitled to have elected to Empower's Board of Directors nominees representing a majority of the Directors.

          (iv) The parties acknowledge that the Buyer's initial nominee for Empower's Board of Directors is Richard D. Helppie, Jr. Any other nominee of the Buyer pursuant to the foregoing provisions shall be subject to the approval of Empower's Board, which shall not be unreasonably withheld.

          (v) Empower shall take all steps necessary to ensure that the number of directors which it is authorized to have is sufficient to accommodate the Buyer's nominees as set forth in this Section 2.3(c). Empower further shall cause the foregoing provisions to be included in an agreement, effective no later than the Closing Date, among holders of Empower voting securities having not less than the minimum number of votes necessary to cause the foregoing conditions to be satisfied and the foregoing actions to be taken.

       (d) Prior to completing an Initial Public Offering (as defined in the Registration Rights Agreement), Empower shall be prohibited from taking any of the following actions without the consent of the Buyer, which shall not be unreasonably withheld.

          (i) Entering into an agreement for, or consummating, any merger or consolidation except for those in which (A) Empower is the surviving entity and (B) each share of Empower's stock outstanding immediately prior to the transaction continues to represent an outstanding share of Empower's stock after the transaction, other than a transaction at fair market value as supported by a fairness opinion of an independent investment banking firm reasonably acceptable to the Buyer.

          (ii) Entering into an agreement for, or consummating, the sale of all or substantially all of its assets outside of the ordinary course of business, other than a transaction at fair market value as supported by a fairness opinion of an independent investment banking firm reasonably acceptable to the Buyer.

          (iii) Authorizing the creation of any class of securities, or issuing any securities of an existing class, which has rights preferential to those of the Shares with respect to the payment of dividends or receipt of other distributions, whether upon liquidation or otherwise.

          (iv) Entering into any new line of business requiting any material capital or other expenditure or commitment.

          (v) Issuing a material mount of additional equity securities (except (A) in connection with an Initial Public Offering or 03) for a price which :is not less than Fair Market Value Per Share nor less than the equivalent per share mount paid by the Buyer in the acquisition of the Shares hereunder) or incurring material additional indebtedness for borrowed money or material contingent liability or as a guarantor or surety.

       (e) The Buyer as holder of the Shares shall be entitled to receive monthly financial statements of Empower, not later than the twentieth day of each month with respect to the immediately preceding month. To the extent that Empower shall regularly prepare financial statements or reports of operations more frequently than monthly, the Buyer shall be entitled to receive copies thereof.

                                 ARTICLE THREE
                                  THE CLOSING
                                  -----------

     3.1 TIME AND PLACE OF CLOSING. Unless this Agreement is earlier terminated as hereinafter provided, the Closing shall be held at the offices of the Buyer at 10:00 a.m. on the Closing Date or at such other place and at such other time as may be mutually agreed upon by the Buyer and Empower.

     3.2  ACTION TO BE TAKEN. The following action shall be taken at the
Closing:

       (a) Empower shall deliver to the Buyer a certificate duly authorized and executed in the Buyer's name, representing the Shares.

       (b) Empower shall cause to be delivered to the Buyer such certificates of Empower's officers and such other documents, evidencing satisfaction of the conditions specified in this Agreement as the Buyer shall reasonably request

       (c) The Initial Payment shall be paid to Empower by the Buyer in immediately available funds.

       (d) The parties shall execute and deliver the Option and Put Agreement and the Registration Rights Agreement.

                                 ARTICLE FOUR
                 REPRESENTATIONS AND WARRANTIES OF THE SELLER
                 --------------------------------------------

  Empower represents and warrants to the Buyer that the representations and warranties set forth herein are true and correct as of the date of this Agreement and will be true and correct on the Closing Date as if made on that date. Empower further represents and warrants that neither this Article 4 nor any other section of this Agreement which contains any representation or warranty of Empower, nor any information required to be furnished to the Buyer pursuant to this Agreement by Empower, in a certificate or otherwise, contains or will contain as of the Closing Date any untrue statement of a material fact or fails or will fail to state any material fact necessary to make the statements contained therein not misleading.

     4.1 TITLE TO SHARES. Empower has full right, power and authority to issue, sell, transfer and deliver the Shares to the Buyer and upon the payment of the Purchase Price and delivery of the Shares at Closing, (a) Empower will have transferred to the Buyer valid and full legal rifle to the Shares, free and clear of any liens, encumbrances, equities and adverse claims of any kind or nature and (b) the Shares will be validly issued and nonassessable.

     4.2  NECESSARY AUTHORIZATION OR APPROVALS.

       (a) Empower has full power, authority and legal capacity to execute and deliver this Agreement and the other agreements and instruments to be executed and delivered by such Seller pursuant hereto and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Empower and constitutes the legal, valid and binding obligation of each of them enforceable in accordance with its terms.

       (b) All acts and other proceedings required to be taken by or on the part of Empower to authorize any Seller to carry out this Agreement and the transactions contemplated hereby have been duly and properly taken.

     4.3  ORGANIZATION, POWERS AND CAPITALIZATION OF EMPOWER.

       (a) Empower is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Texas and has the corporate power to carry on its business, as such business is now being conducted and to own, lease or operate the properties and assets it now owns, leases or operates.

       (b) The Company's Articles of Incorporation authorize Empower to issue an aggregate 5,000,000 shares of common stock, of which 1,008,021 are validly issued and outstanding, and 5,000,000 shares of preferred stock, of which 81,323.47 of Series A 8% Convertible Preferred Stock are validly issued and outstanding. All shares of such stock issued and outstanding are fifty paid and nonassessable. Except as set forth on Schedule 4.3(b), there are no existing options, warrants, contracts, calls, commitments, demands or other agreements of any character to which Empower is a party which could require the purchase or sale of any shares (whether or not currently outstanding) of Empower's stock as of the Closing Date.

       (c) There is included on Schedule 4.3(c) hereto a list of any voting trust, voting agreement, shareholder agreement or other agreement to which Empower or any of its shareholders is a party relating to the voting or sale, transfer or other disposition of any of the issued and outstanding shares of capital stock of Empower, copies of which have been provided to the Buyer.

     4.4  QUALIFICATION OR LICENSING TO CARRY ON BUSINESS

       (a) Empower is qualified to transact business as a foreign corporation in the state of Pennsylvania. Empower has not failed to qualify to do business in any jurisdiction where such qualification is required and where the failure to be so qualified would or is reasonably likely to have a Material Adverse effect

       (b) Since the date of incorporation of Empower, no claim has been made by any governmental authority that the nature of the business conducted by Empower, the character of the property presently owned by Empower or any other state of facts makes qualification of Empower to do business as a foreign corporation necessary in any jurisdiction other than those in which Empower is presently qualified.

     4.5 SUBSIDIARIES AND JOINT VENTURES. Empower has no subsidiaries. Empower has no stock or equity interest in, or any commitment to acquire any such interest in, any corporation, firm, partnership or organization and is not a party to any joint venture or similar affiliation.

     4.6  FINANCIAL STATEMENTS; NET ASSETS.

       (a) Empower has delivered to the Buyer the Balance Sheet and the related statements of income and retained earnings and changes in financial position of Empower for 1997o Such financial statements present fairly the financial position of Empower as of the respective dates thereof and the results of operations and retained earnings and the changes in its respective financial positions for the respective periods covered thereby, in accordance with GAAP.

       (b) Empower has delivered to the Buyer the unaudited balance sheet of Empower as at February 28, 1998, and the related statements of income and retained earnings and changes in financial position of Empower for the two months then ended. To the knowledge of Empower, such financial statements present fairly the financial position of Empower as of February 28, 1998 and the results of operations and retained earnings and the changes in its respective financial positions for the period covered thereby, in accordance with GAAP, subject to year-end adjustments which would not have a Material Adverse Effect and the absence of notes.

     4.7 BOOKS AND RECORDS. The books and records of Empower fairly reflect the assets, liabilities and operations of Empower and the financial statements referred to in Section 4.6 in are in conformity in all material respects with the books and records of Empower.

     4.8  LIABILITIES.

       (a) Since the date of the Balance Sheet, the only additional liabilities which have been incurred by Empower are of such a nature as are comparable to those normally incurred in the ordinary course of business during a comparable period of operations, and expenses associated with the transactions contemplated thereby.

       (b) Except as reflected on the Balance Sheet, Empower is subject to no material liability or obligation, whether absolute or contingent, accrued or prospective, fixed or variable, and whether or not required to be reflected on the Balance Sheet.

       (c) Empower is not a party to or subject to, and no property or asset of Empower is subject to, any judgment order, decree, stipulation or consent of or with any court, governmental body or agency which does or will have a Material Adverse Effect

       (d) Except as set forth on Schedule 408, Empower is not a party to or subject to, and no property or asset of Empower is subject to, any contracts or commitments requiring performance by Empower of obligations thereunder beyond a one-year term following the Closing, nor is Empower negotiating or discussing any such contracts or commitments with any party.

     4.9 COMPLIANCE WITH LAW AND PERMITS. To the knowledge of Empower (a) the business of Empower has been at all times prior to the date hereof, and is currently being operated, and the products and services of Empower have been and are currently being produced, provided and sold, in compliance with all applicable governmental and regulatory laws, rules, regulations and ordinances, the non-compliance with which is reasonably likely to or would have a Material Adverse Effect, (b) all Permits, if any, have been obtained and are in full force and effect, (c) no claim has been made by any governmental or regulatory authority (and no such claim is anticipated), to the effect that the business conducted by Empower fails to comply with any law, rule, regulation or ordinance or that a Permit is necessary with respect thereto (without such Permit having been obtained promptly after receipt of notice of any such claim).

     4.10 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Balance Sheet, the business of Empower has been conducted in the ordinary course and, except for a change in its corporate name requiring an amendment to its Articles of Incorporation and the options issued after the date of the Balance Sheet as set forth on Schedule 4.3(b), Empower has not entered into any material transaction which is not in the usual and ordinary course of business, including but not limited to:

       (a) mortgaging, pledging or subjecting to lien, charge or other encumbrance any of its assets, or entering into any agreement resulting in the imposition of any such mortgage, lien or charge.

       (b) selling or purchasing, assigning or transferring any of its intangible property;

       (c) suffering any casualty losses, whether intoned or uninsured, and whether or not in the control of Empower or Empower, in excess of $25,000 in the aggregate, or waiving any rights of any value unless such loss or waiver is reflected in the Balance Sheet;

       (d) receiving notice of any litigation, warranty claim or products liability claims relating to the Business.

       (e) including any indebtedness for money borrowed or any noncurrent indebtedness for the purchase price of any fixed or capital asset;

       (f) except as required by this Agreement, making any change in its Articles of Incorporation or By-laws;

       (g) except as required by this Agreement, (i) increasing the number of its shares of capital stock authorized for issuance, (ii) issuing any shares of its previously authorized but unissued shares of capital stock, (iii) granting or issuing any option or warrant for the purchase of its capital stock, or made any commitment relating thereto or (iv) purchasing, redeeming or otherwise acquiring any outstanding shares of its capital stock;.

       (h) Since the date of the Balance Sheet, there has been no material adverse change in the results of operations, revenues, manner-of conducting business, condition (financial or otherwise) or prospects of Empower or any material adverse change in any material asset (including, without limitation, accounts receivable) of Empower since Such date, and no event has occurred which has resulted, or which Empower reasonably believes is likely to result, in a Material Adverse Effect. Empower is not aware of any event, circumstance or condition which is reasonably likely to be expected to result in any such Material Adverse Effect. This section shall not be deemed to concern Material Adverse Effects caused by general economic conditions.

     4.11 TAX RETURNS AND LIABILITIES. Empower has (i) filed all tax returns required to be filed by all federal, state and local jurisdictions to which it is or has been subject, (ii) paid in full all taxes due and all taxes claimed to be due by each such jurisdiction,, and any interest and penalties with respect thereto, subject to audit by the taxing authority of such jurisdiction (iii) fully accrued on its books all taxes for any period which are not yet due and
(iv) made timely payments of the taxes required to be deducted and Withheld from the wages paid to its employees. All federal, state and local tax returns, schedules, declarations and other tax related documents filed by Empower correctly reflect income, expense, deductions, credits, loss carryovers and other required items and information of Empower and the taxes due and are otherwise accurate and complete and have not been mended. Empower has not received any notice of deficiency or assessment or proposed deficiency or assessment from any federal, state, local or foreign taxing authority which has not been paid. There are no agreements, consents or waivers by Empower for the extension of the time for the assessment of any taxes or deficiencies against Empower or with respect to its operations or assets, and no power of attorney granted by Empower with respect to any matter relating to taxes is currently in force. Empower is not a party to any agreement providing for the allocation or sharing of taxes. The federal, state and local income tax returns of Empower have not been audited by the Internal Revenue Service or similar state or local authority during the previous five years.

     4.12 TITLE TO AND USE OF PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES,
          ETC.

       (a) Empower owns all of the properties and assets, real and personal, it purports to own which form a part of the business of Empower, including, without limitation, the properties and assets reflected in the Balance Sheet (other than such properties and assets as shall have been sold or otherwise disposed of in the ordinary course of business subsequent to the date of the Balance Sheet) free and clear of any agreement or understanding with respect to the use or possession thereof or any rights thereto and of all liens, mortgages, pledges, encumbrances, security interests, conditional sales agreements or charges of any kind or character except (i) as reflected in the Balance Sheet, (ii) encumbrances incurred in the ordinary course of business subsequent to the date of the Balance Sheet, (iii) liens for current taxes and assessments not yet due and payable and (iv) encumbrances which, are minor in mount and do not materially impair the value or proposed use of the assets affected thereby.

       (b) Empower has the right to use all real and personal properties presently utilized in the business of Empower which are not owned by Empower and Empower is not in default with respect to any lease material to such business and, to the knowledge of Empower, there exists no event, occurrence, condition or act which, with the giving of notice or the lapse of time, or both, would become a default under any such lease.

       (c) Neither the whole nor any portion of any Real Property nor any interest therein has been condemned, requisitioned or otherwise taken by any public authority, and, to the knowledge of Empower, no such condemnation requisition or taking is threatened or contemplated.

     4.13 INTELLECTUAL PROPERTY. Empower is the sole and exclusive owner, free and clear of all liens, claims and restrictions or a licensee pursuant to a valid and subsisting license, of all material Intellectual Property and all designs, permits, labels and packages used on or in connection therewith. Empower has not received notice of, and has no knowledge of any basis for, a claim against Empower that any of its operations, activities, products or publications used in connection with its business infringes on any patent, trademark, trade name copyright or other property right of a third party, or that it is illegally or otherwise using the trade secrets, formulae or any property rights of others. Empower has taken all steps reasonably necessary to protect its right, title and interest in and to all of its Intellectual Property. There are no licenses relating to any material Intellectual Property
(a) which will expire within twenty-four months after the Closing Date or (b) with respect to which Empower has received from the licensor any notice of intent to cancel or terminate.

     4.14 LITIGATION AND CLAIMS.

       (a) Empower is not a party to, nor is any property or asset owned by Empower subject to, any suit, action, or administrative, arbitration or other proceeding (including, without limitation, proceedings concerning labor disputes or grievances or union recognition or concerning condemnation, eminent domain or the like) or government investigation or proceeding which is pending or, to the knowledge of Empower, which is threatened, in any court or before any governmental agency.

       (b) Empower is not now, nor at any time has been, a patty to or bound by, nor is any property or asset owned by Empower subject to, any injunction, order or decree which is currently in effect restricting the method of the conduct of the business of Empower, nor to the knowledge of Empower has any governmental agency investigated Empower or requested from Empower (other than on a routine basis) information with respect to such methods of business;

       (c) to the knowledge of Empower, no claim has been made by any agency of government that Empower currently violates any federal, state or local law, ordinance, rule or regulation.

     4.15 CONTRACTS AND CONTRACTUAL COMPLIANCE

       (a) Empower is not in default (nor has been notified to such effect) with respect to any obligation to be performed under any material contract, lease, guaranty, indenture, loan agreement, document or other agreement or arrangement to which Empower or any of its assets are subject.

       (b) Empower is not a party to, or in any way obligated under, and no property or asset of Empower is subject to, any contract or commitment which, in the opinion of Empower, is of a kind or character which is reasonably likely to result in a Material Adverse Effect.

       (c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a default under any contract involving Empower or impose any penalty upon Empower in the performance of such contract, or accelerate the performance thereof, or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of Empower or make any material contract to which Empower is a party subject to termination or cancellation.

       (d) Each party with which Empower has any material contractual arrangement is, to the knowledge of Empower, in substantial compliance therewith and is not in default (and to the knowledge of Empower no event has Occurred which, with the passage of time, the giving of notice, or both, would constitute a default) thereunder.

     4.16 IMPROPER PAYMENTS. To the knowledge of Empower, neither it nor any of its officers, directors or employees has made any bribes, kickbacks or other improper payments on behalf of Empower or received any such payments from vendors, suppliers or other parties contracting or dealing with, or acting as agents or representatives for parties contacting or dealing with, the business of Empower or made any payments or promises to pay anything of value to any foreign official or other person for the purpose of influencing official acts in order to obtain or retain business within the meaning of the Foreign Corrupt Practices Act, as amended.

     4.17 ADDITIONAL INFORMATION SUPPLIED. Empower has delivered or made available to the Buyer the following documents and schedules of information relating to Empower and the business conducted by Empower, each of which, to the knowledge of Empower, is true, correct and complete:

       (a) ARTICLES AND BY-LAWS. Copies of the Articles of Incorporation, as amended to date, of Empower, certified, by the Secretary of State of the State of Texas, and the By-Laws of Empower, certified as true, correct and complete by an appropriate officer of Empower (provided that if such items have not been provided as of the date of execution of this Agreement they will be provided prior to the Closing Date).

       (b) RESOLUTIONS. Certified resolutions of the Board of Directors of Empower authorizing the execution, delivery and performance of this Agreement.

       (c) CERTAIN TRANSACTIONS. Schedule 4.17, which is a list of all transactions since December 31, 1997 or any presently proposed transactions to which both Empower and any of its directors, officers or shareholders (or any relative or spouse of any director, officer or shareholder of Empower or any relative of such spouse or any corporation, partnership, mint or other entity in which any such director, officer, shareholder, relative or spouse had or has a beneficial interest) was or is to be a party, other than basic Compensation arrangements.

                                 ARTICLE FIVE
                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     The Buyer represents and warrants to Empower that the representations and warranties set forth herein are true and correct as of the date of this Agreement and will be true and correct on the Closing Date as if made on that date. The Buyer further represents and warrants that neither this Article 5 nor any other section of this Agreement which contains any representation or warranty of the Buyer, nor any information required to be furnished to Empower pursuant to this Agreement by the Buyer, in a certificate or otherwise, contains or will contain as of the Closing Date any untrue statement of a material fact or fails or will fail to state any material fact necessary to make the statements contained therein not misleading.

     5.1 ORGANIZATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the full corporate power and authority to carry on its business as now being conducted.

     5.2 NECESSARY AUTHORIZATION AND APPROVAL. The Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All acts and other proceedings required to be taken by or on the part of the Buyer to authorize it to carry out this Agreement and the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer enforceable in accordance with its terms.

     5.3 THIRD PARTY CONSENTS AND APPROVALS. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby is prohibited by, or requires the Buyer to obtain any consent, authorization, approval or registration under, any law, rule or regulation, other than as contemplated hereby, or any judgment order, writ, injunction or decree, which is binding on the Buyer or the terms of any contract to which the Buyer is a party.

     5.4 INVESTMENT EXPERIENCE/PURCHASE FOR INVESTMENT. The Buyer (i) has such knowledge, skill and experience in financial, business and investment matters relating to an investment of this type that it is capable of evaluating the merits and risks of the purchase of the Shares, (ii) is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the 1933 Act, and (iii) has the ability to bear the risk of losing its entire investment in the Shares. The Buyer is acquiring the Shares pursuant to this Agreement for its own account and for investment and not with a view to a public distribution thereof and acknowledges that the Shares being so acquired have not been registered under the 1933 Act The Buyer is aware that the Shares may constitute "restricted" securities, and that, as such, they cannot be resold or transferred without registration under the 1933 Act and the securities law of any other applicable jurisdiction, unless an exemption from registration under each such applicable act is available, that the Buyer cannot compel registration, that Empower will not make available the type of information specified in Rule 144 of the 1933 Act, and that resales in reliance on such Rule may not be available until at least two years after the purchase of the Shares hereunder. Notwithstanding the foregoing, Empower and the Buyer acknowledge that the Buyer may transfer the Shares as well as its rights hereunder to a subsidiary which is directly or indirectly wholly-owned by the Buyer, provided that such subsidiary delivers to Empower representations and undertakings in writing which are identical in all material respects to those made by the Buyer in this Section 5.40 The Buyer acknowledges that the following legend will be placed on certificates issued or distributed to evidence the Shares:

     THESE SECURITIES ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES ACT. THEY MAY NOT BE TRANSFERRED UNLESS AND UNTIL THEY ARE REGISTERED UNDER ALL SUCH APPLICABLE ACTS OR SUCH TRANSFER SATISFIES APPLICABLE REGISTRATION EXEMPTIONS THEREUNDER. THE CORPORATION WILL NOT TRANSFER THESE SECURITIES ON ITS BOOKS AND RECORDS WITHOUT AN OPINION OF COUNSEL, SATISFACTORY IN FORM AND SUBSTANCE TO COUNSEL FOR THE CORPORATION THAT SUCH TRANSFER DOES NOT VIOLATE THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS.

                                  ARTICLE SIX
                    AGREEMENTS OF THE SELLER AND THE BUYER
                    --------------------------------------

     Empower and the Buyer agree that from the date of this Agreement to the Closing Date, and thereafter to the extent provided below, they shall take the following actions:

     6.1 CONSENTS; PRESERVATION OF BUSINESS. From the date hereof, Empower shall use its best efforts to obtain the necessary consents, authorizations or approvals of any governmental or other third party to the transactions contemplated hereby. From the date hereof, Empower agrees to use its best efforts to keep its business intact and to maintain or cause to be maintained satisfactory relationships with suppliers, customers and others having business relationships with Empower which are material to the success of its business.

     6.2 REASONABLE EFFORTS. Empower and the Buyer agree to use all reasonable efforts to facilitate the consummation of the transactions contemplated by this Agreement so as to permit the Closing to take place on the date indicated.

     6.3 COURSE OF CONDUCT. From the date hereof, pending the Closing Date, Empower agrees that the business of, and all transactions by, Empower will be conducted or entered into only in the usual and ordinary course and that Empower shall not engage in any of the activities listed in Section 4.10 hereof, except as may be first approved by the Buyer (which approval shall be promptly confirmed in writing) or as is otherwise permitted or contemplated by this Agreement.

     6.4 ACCESS TO MANAGEMENT, PROPERTIES AND RECORDS. From the date of this Agreement until the Closing Date, Empower shall afford the officers, attorneys, accountants and other authorized representatives of the Buyer to conduct a full and complete review and investigation, including legal and financial audits of the business, assets and affairs of Empower and to obtain such information as may be necessary or desirable to permit the Buyer to investigate Empower's business and its relationship with its suppliers, clients, distributors, independent contractors and employees. The Buyer shall have full access upon reasonable notice coordinated with Empower's Chief Executive Officer or Chief Financial Officer and during normal business hours to all management personnel, offices, properties, books and records of Empower so that the Buyer may have full opportunity to make such investigations and the Buyer shall be permitted to make abstracts from, or copies of, all such books and records, including, without limitation, leases and property rights, engagement agreements and commitments with vendors and customers. Empower shall cause Empower to furnish to the Buyer such financial and operating data and other information as to Empower's assets and business as Buyer shall reasonably request.

     6.3 CONFIDENTIALITY. No Evaluation Material shall be disclosed by the Buyer except to those officers, employees, directors, attorneys, accountants or financial advisers who need to know such information for the purpose of assisting the Buyer in connection with the transactions hereby contemplated, or except as may be required (upon advice of counsel) in compliance with applicable law, including securities laws. The Buyer shall consult with Empower prior to making any disclosure which may be required by law. The Buyer will use its reasonable efforts to cause each person (including any Affiliate) to whom such information is disclosed not to disclose any of such information to others in violation of the foregoing restrictions. The obligations of this Section shall not apply to any Evaluation Material which (a) at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of a wrongful disclosure directly or indirectly by the Buyer), (b) was available to or obtained by the Buyer from a source other than Empower, its officers, employees, agents or attorneys, provided that such source is not and was not bound by a confidentiality agreement or obligation with Empower, or (c) has been independently developed by the Buyer without violation of any of their obligations hereunder, or (d) is disclosed pursuant to legal requirement The Buyer agrees to cause the Evaluation Material to be used only in connection with its analysis and review of the transaction contemplated hereunder or, after the closing, for purposes properly relating to its interest as a shareholder of Empower. In the event that this Agreement is terminated prior to Closing, all Evaluation Material, whether or not then in the Buyer's possession, and any copies thereof, or notes or extracts therefrom, shall be returned to Empower, without retaining any copies thereof, and the Buyer shall destroy, as soon as practicable, all copies of any analyses, studies, compilations or other documents (including documents stored in electronic media) prepared by it or any of its officers or employees to the extent that they contain, reflect or are generated from any Evaluation Material. The obligations set forth in this Section 6.5 shall ran-rive the Closing.

     6.6 PUBLIC ANNOUNCEMENTS. The parties will cooperate in the issuance of any press releases or otherwise in the making of-any public statements with respect to the transactions contemplated hereby. The parties agree that prior to the Closing Date, (except as otherwise required by law as a result of the Buyer's status as a public company, in which case the Buyer will promptly provide Empower with prior notice), any and all public announcements or other public communications concerning this Agreement shall be subject to the approval of all parties hereto, which approval shall not be reasonably withheld.

     6.7 NO SHOPPING. Empower agrees that prior to the Closing or earlier termination of this Agreement, it shall not, directly or indirectly, through any director, officer, agent, financial adviser or otherwise, solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition or purchase of all or a portion of the assets of, or any equity interest in, Empower or any business combination with Empower. Empower further agrees that it shall (a) not participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing, and (b) use its best efforts to cause all materials previously furnished to any third party to be promptly returned to Empower and shall cease any negotiations conducted in connection therewith or otherwise conducted with any such parties. Seller shall promptly notify Buyer if any such proposal or offer, or any inquiry or contract with any person with respect thereto is made and shall supply the Buyer with a copy of any document it receives in connection therewith.

     6.8 AUDITED FINANCIAL STATEMENTS. The parties acknowledge that Empower is in the process of having prepared an audited balance sheet as of December 31, 1997 and will thereafter have prepared an audited statement of changes in shareholders' equity, income statement and statement of cash flows for the year ended December 31, 1997. Each of such statements, together with the notes thereto and auditor's report thereon, will be delivered to the Buyer when completed (whether before or after Closing) and, when delivered, shall be deemed include Empower's representation and warranty that such statements present fairly the financial position of Empower as of December 31, 1997 and the results of operations and retained earnings and changes in financial position for the year then ended, in accordance with GAAP.

     6.9 FURTHER ASSURANCES. Each party agrees at any time and from time to time after the Closing, upon the request of the other party, to do, execute, acknowledge and deliver, or to cause to be dome, executed, acknowledged and delivered, all such further acts, assignments, transfers, powers of attorney and assurances as may be reasonably necessary or appropriate to carry out the terms, conditions and purposes of this Agreement.

                                 ARTICLE SEVEN
                             CONDITIONS OF CLOSING
                             ---------------------

     7.l CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BUYER HEREUNDER. The obligations of the Buyer under this Agreement to consummate the purchase of the Shares and the other transactions contemplated hereunder are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, except to the extent that the Buyer may waive any one or more thereof:

       (a) Empower's Representations and Warranties shall be true on and as of the Closing Date with the same effect as if said representations and warranties had been made on and as of the Closing Date, Empower shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing, since the date of the Balance Sheet, there shall have been no material adverse change in the business, operations, results of operations or condition (financial or otherwise) of Empower, and the Buyer shall have been furnished with a certificate of Empower, dated the Closing Date, certifying in such detail as the Buyer may reasonably request, to the extent of the foregoing conditions.

       (b) Except as may otherwise have been approved by the Buyer in writing or as otherwise disclosed to the Buyer, since the date hereof, pending the Closing Date, the business of Empower shall have been conducted only in the ordinary course and, without limiting the generality of the foregoing, shall have complied in all material respects with the course of conduct described in
Section 6.3 hereof, and the Buyer shall have been fire, shed with a certificate of Empower, dated the Closing Date, certifying in such detail as the Buyer may request, to the fulfillment of the foregoing conditions. In this regard, Empower shall deliver schedules supplementary to the schedules delivered pursuant to Article Four hereof, which supplementary schedules shall be dated the Closing Date and shall show the changes, if any, to the schedules delivered on or prior to the date of execution of this Agreement, and indicate the authority for each such change, if such change would otherwise be in violation of the course of conduct described in Section 6.3 hereof.

       (c) The Buyer shall be satisfied in its sole discretion with the results of its due diligence investigation of Empower, including but not limited to its examination of the assets and financial statements and the business of Empower, clients and client engagements of Empower and Empower's rights and interests in and to the Intellectual Property.

       (d) Empower shall have obtained and delivered to the Buyer all necessary consents to the transactions contemplated by this Agreement, including but not limited to consents necessary to the transfer of applicable Permits where required, which consents shall be in form and substance satisfactory to the buyer.

       (e) On the Closing Date:

          (i) there shall be no injunction, restraining order or order of any nature issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided, compels or would compel the Buyer to dispose of or discontinue the business or a portion of the business of Empower as a result of the consummation of any of the transactions contemplated hereby, or imposes a fine, awards damages or imposes or awards any other monetary or non-monetary penalty or relief based on the transactions hereby contemplated, and

          (ii) there shall be no suit, action or other proceeding by any person pending before any court or governmental agency, or threatened to be filed or initiated, which, in the judgment of the Buyer, may result in the restraint or prohibition of the consummation of any transaction contemplated hereby or the obtaining of an mount in payment of damages from or other relief against any of the parties hereto or against any director or officer of the Buyer or any of its Affiliates, in connection with the consummation of any transaction contemplated hereby.

       (f) Empower shall have taken such steps as shall be necessary or appropriate to name to its Board of Directors, the Buyer's nominee, Richard D. Helppie, Jr., and to name to its Advisory Council, the Buyer's nominee which shall be Joel F. French.

       (g) The parties shall have received all third party and governmental licenses, waivers, consents and approvals necessary to consummate the transactions contemplated hereby.

       (h) If required by the Securities and Exchange Commission, the Internal Revenue Service, or deemed necessary by independent auditors, Empower shall have delivered to the Buyer audited financial statements, prepared in accordance with generally accepting accounting principles consistently applied, as of the end of its most recent fiscal year, containing detailed financial information specific to Empower in a form satisfactory to the Buyer. Empower shall also have delivered its unaudited financial statements as of and for its most recently ended fiscal quarter to the Buyer, to the extent available.

       (i) The Buyer shall be satisfied with the results of its due diligence, review and investigation of Empower and its business, including, without limitation, Empower's clients and client engagements, and rights and interest in and to the Intellectual Property which is necessary for or used in the operation of Empower's present and prospective business.

       (j) There shall be no pending or threatened litigation, which the Buyer in its sole discretion deems may have a Material Adverse Effect or which would materially impair the parties' ability to consummate the transactions proposed in this Agreement.

       (k) The Buyer and Empower shall have entered into and delivered the Consulting Agreement.

       (l) The Buyer shall have received an opinion, reasonably satisfactory in form and substance to counsel for the Buyer, dated the Closing Date and addressed to the Buyer, from Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for Empower, in the form of Exhibit 7.1 (1) attached hereto.-

       (m) Empower shall have amended its articles of incorporation to provide that the Shares shall have the rights and attributes specified in Section 2.3 hereof.

       (n) All proceedings, corporate or otherwise, to be taken by Empower in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Buyer and Empower shall have made available to counsel for the Buyer all records and documents relating to the business and affairs of Empower which such counsel may reasonably request in connection with its review as aforesaid.

       (o) Empower shall have taken such action, or shall have entered into such agreements with the Buyer which shall be satisfactory to the Buyer and its legal counsel to establish a compensation committee of Empower's Board of Directors consisting of not more than three directors, one of whom will be a director nominated by the Buyer.

       (p) Since the date of the Balance Sheet, no change in the business or the financial condition of Empower, or any material loss or casualty to its assets, shall have occurred which in the opinion of the Buyer has or is reasonably likely to have a Material Adverse Effect.

     7.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF EMPOWER HEREUNDER. The obligations of Empower under this Agreement to consummate the sale of the Shares and the other transactions contemplated hereunder are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, except to the extent that Empower may waive any one or more thereof.

       (a) The representations and warranties of the Buyer contained in this Agreement shall be true on and as of the Closing Date with the same effect as if said representations and warranties had been made on and as of the Closing Date, the Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing, and Empower shall have been furnished with certificates of an officer of the Buyer, dated the Closing Date, certifying in such detail as Empower may reasonably request, to the fulfillment of the foregoing conditions.

       (b) Empower shall have received an opinion, reasonably satisfactory in form and substance to counsel for Empower, dated the Closing Date and addressed to them, of Butzel Long, counsel for the Buyer, in the form of Exhibit 7.2(b) attached hereto.

       (c) The Buyer shall have delivered and Empower shall have received the Initial Payment in accordance with Section 3.2(c) above.

       (d) The Buyer shall have taken such steps as shall be necessary or appropriate to name to its Board of Directors, Empower's nominee, Co Everett Koop, M.D. (subject to approval of such nominee by the Buyer's Board of Directors), and to name to its Advisory Council, Empower's nominee, which shall be Donald W. Hackett.

                                 ARTICLE EIGHT
             SURVIVAL OF REPRESENTATIONS WARRANTIES AND COVENANTS
             ----------------------------------------------------

     8.1  REPRESENTATIONS AND WARRANTIES.

       (a) The Representations and Warranties of Seller, on the one hand, and the Buyer, on the other, shall be deemed to be material to the other parties and to have been relied upon by each of them notwithstanding any investigation heretofore or hereafter made or omitted by the either of them and shall continue in full force and effect through the third anniversary of the Closing Date, at which time they shall terminate except with respect to any claim for a breach thereof brought prior to that date.

       (b) Notwithstanding the foregoing, any cause of action based on fraud, fraudulent misrepresentation or fraudulent breach of warranty may be brought at any time until the expiration of the relevant statute of limitations.

     8.2 SURVIVAL OF COVENANTS. All covenants made in this Agreement which by their terms arc to be performed after Closing shall survive the Closing until they are performed or otherwise expire by their terms.

                                 ARTICLE NINE
                TERMINATION OF AGREEMENT PRIOR TO CLOSING DATE
                ----------------------------------------------

     9.1 TERMINATION BY EITHER EMPOWER OR THE BUYER. This Agreement may be terminated by either Empower or the Buyer if:

       (a) any party or government agency shall institute any proceeding seeking to enjoin or prevent consummation of the transactions contemplated hereby or seeking any material mount of damages as a result thereof.

       (b) the Closing shall not have occurred on or before April 30, 1998.

     9.2 TERMINATION BY EMPOWER. This Agreement may be terminated by Empower if.

       (a) a material default shall be made by (i) Buyer with respect to the due and timely performance of any of the covenants and agreements contained herein which is applicable to k, or (ii) the Buyer with respect to clue compliance with any of the representations and warranties made by it herein, and such default shall not have been cured within ten (10) days after delivery of notice specifying particularly such default; provided, however, that if such default
                                      --------  -------
shall have been cured, but such ten (10) day period shall not have expired, on or prior to the Closing Date, the Closing Date shall be extended accordingly; or

       (b) any of the conditions set forth in Section 7.2 of this Agreement shall not have been satisfied on or before the Closing Date or waived by Empower on or before such date;

     9.3 TERMINATION BY THE BUYER. This Agreement may be terminated by the Buyer if:

       (a) a material default shall be made by Empower with respect to the due and timely performance of any of its covenants and agreements contained herein, or with respect to due compliance with any of Empower Representations and Warranties contained here such default shall not have been cured within ten (10) days after delivery of notice specifying particularly such default; provided,
                                                                    --------
however, that if such default shall have been cured, but such ten (10) day
-------
period shall not have expired, on or prior to the Closing Date, the Closing Date shall be extended accordingly; or

       (b) any of the conditions set forth in Section 7.1 of this Agreement shall not have been satisfied by the Closing Date, or waived by the Bayer on or before such date.

     9.4 EFFECT OF TERMINATION. Upon any termination of this Agreement pursuant to this Article 9, neither Empower nor the Buyer shall have any liability one to the other, other than the obligations of the Buyer set forth in Section 6.5 hereof, provided, that the foregoing shall not relieve any party of liability for any breach of its obligations hereunder. Notwithstanding the foregoing provisions of this Article 9, no party hereto shall be entitled to exercise any right to terminate and abandon this Agreement if such party has willfully and intentionally defaulted under any provision of this Agreement or willfully and intentionally taken any action which resulted in the nonfulfillment of any condition to Closing hereunder unless such default shall have bean cured and shall not he continuing at the time of the exercise of such right.

                                  ARTICLE TEN
                                 MISCELLANEOUS
                                 -------------

     10.1 EXPENSES. The Buyer and Empower will each pay their respective expenses (including fees and expenses of legal counsel, accountants, financial advisors, brokers or other representatives or consultants) in connection with the transactions contemplated herein (whether consummated or not) except that nothing herein shall relieve any party of liability for damages arising from its breach of this Agreement.

     10.2 AMENDMENT OR WAIVER. Either party to this Agreement may waive or modify in writing any term or provision hereof existing for its benefit at any time. No such waiver, and no amendment of this Agreement, shall be effective unless contained in an instrument in writing signed by the party against whom such waiver or amendment is sought to be enforced.

     10.3 GOVERNING LAW. The corporate law of Texas will govern all issues concerning the internal governance of Empower and the relative rights of Empower and its shareholders in connection therewith. All other matters concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by and construed in accordance with the law of the State of Michigan without regard to choice of law principles which would require the application of the law of any other jurisdiction.

     10.4 FINDERS. Empower represents and warrants that it has not made any commitment or done any other act which might result in the imposition of any liability on the Buyer, or Empower for any brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement. The Buyer represents and warrants that neither it nor anyone acting on its behalf has made any commitment or done any other act which might result in the imposition of any liability on any Seller for any brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement.

     10.5 NOTICES. Any and all notices and other communications hereunder shall be in writing addressed to the parties at the addresses specified below or such other addresses as either party may direct by notice given in accordance with this section, and shall be delivered in one of the following manners: (i) by personal delivery, in which case notice shall be deemed to have been duly given when delivered; (ii) by certified mail, return receipt requested, with postage prepaid, in which case notice shall be deemed to have been duly given on the date indicated on the return receipt; (iii) by reputable delivery service (including by way of example and not limitation Federal Express, UPS and DHL) which makes a record of the date and time of delivery, in which case notice shall be deemed to have been duly given on the date indicated on the delivery service's record of delivery; or (iv) by fax transmission to the fax numbers given below, with confirmation of good receipt and confirmed by letter to the addresses set forth below, in which case notice shall be deemed to have been duly given on the date indicated in the confirmation of fax transmission.

                              if to the Buyer, to

                   Superior Consultant Holdings Corporation
                         4000 Town Center, Suite 1100
                          Southfield, Michigan 48075
                 Attention: Richard D. Helppie, Jr., President
                              Fax: (248) 386-8459

                                with copies to:

                            Richard P. Saslow, Esq.
             Joel F. French, Vice President, Strategic Development
                         4000 Town Center, Suite 1100
                          Southfield, Michigan 48075
                              Fax: (248) 386-8459

                               if to Empower, to

                          Empower Health Corporation
                            4008 River Place Blvd.
                              Austin, Texas 78730
                Attention: Donald W. Hackett, President and CEO
                              Fax: (512) 832-0752
                                with a copy to:

                                Alan Schoenbaum
                   Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                        300 Convent Street, Suite 1500
                             San Antonio, TX 78205
                              Fax: (210) 224-2035

     10.6 ARTICLE, SECTION AND PARAGRAPH HEADINGS. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.7 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.8 SUCCESSORS AND ASSIGNS. The respective rights, and obligations of the parties hereto shall not be assignable without the prior written consent of the other parties, except that the Buyer may assign its rights and obligations hereunder to any Affiliate of the Buyer. This Agreement shall be binding upon and inure to the benefit of the heirs, distributees, successors and assigns of the parties hereto. Nothing herein contained is intended to confer upon any person, other than the parties hereto and their respective permitted successors, assigns and nominees, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     10.9 ENTIRE AGREEMENT. This Agreement, including the Exhibits and Annexes hereto and the Schedules referred to herein, together with the other agreements contemplated by this Agreement, constitutes the entire agreement between the parties hereto and supersedes all prior agreements, representations, Warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied with respect to the subject matter hereof. None of the parties hereto shall be bound by or charged with any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings not specifically set forth or referred to in this Agreement, the Schedules, Exhibits and Annexes hereto, the schedules, documents and instruments to be delivered on or before the Closing Date pursuant to this Agreement or the other agreements contemplated by this Agreement. The parties hereto further acknowledge and agree that, in entering into this Agreement and in delivering the schedules, documents and instruments to be delivered on or before the Closing Date they have not in any way relied, and will not in any way rely, upon any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings, express or implied, not specifically set forth in this Agreement or in such schedules, documents or instruments.

                           (SIGNATURE PAGE FOLLOWS)

     IN WITNESS WHEREOF, THE PARTIES HERETO HAVE DULY EXECUTED THIS AGREEMENT AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.

                          EMPOWER HEALTH CORPORATION

                          By: /s/ Donald W. Hackett 4/29/98
                              --------------------------------
                                  Donald W. Hackett, President



                                    BUYER:

                          SUPERIOR CONSULTANT HOLDINGS
                                  CORPORATION

                          By: /s/ James T. House
                              --------------------------------

                          Its:  CFO
                              --------------------------------